Exhibit 99.1

28405 Van Dyke Avenue Warren, Michigan 48093 www.AssetAcceptance.com

Contact:

Daniel Hoey

FTI Consulting

312-553-6718 / daniel.hoey@fticonsulting.com

Asset Acceptance Capital Corp. Reports Third Quarter 2011 Results

Earnings per fully diluted share of $0.10 driven by continued momentum in collection growth,

improved operating expense base and operating efficiencies

Warren, Mich., November 1, 2011 – Asset Acceptance Capital Corp. (NASDAQ: AACC), a leading purchaser and collector of charged-off consumer debt, today reported results for the quarter ended September 30, 2011.

Third Quarter 2011 Financial Highlights:

Cash collections for the third quarter of 2011 were $87.4 million, an increase of 10.9% compared to the prior year period. Excluding collections on healthcare portfolios, which were sold in the third quarter of 2010, collections increased 11.0%.

Third quarter revenues were $56.6 million, an increase of $8.1 million compared to the prior year period. Revenue on purchased receivables was $56.3 million during the quarter, an increase of $9.0 million from the prior year. The Company reported impairment reversals of $2.7 million on purchased receivables compared to net impairment reversals of $0.7 million in the prior year period.

Operating expenses were $48.5 million or 55.5% of cash collections, an increase of $0.5 million or 1.1% but an improvement of 540 basis points as a percentage of cash collections when compared to the year earlier period. Increases in operating expenses year over year were driven primarily by higher agency outsourcing fees, court costs and an increase in the accrual for the FTC matter, which were offset by lower collection salaries and legal forwarding fees.

The Company reported net income of $3.1 million, or $0.10 per fully diluted share, during the third quarter of 2011, compared to net income of $4.2 million, or $0.14 per fully diluted share, in the third quarter of 2010. Third quarter 2011 results included an incremental $1.25 million, or $0.04 per share related to an additional accrual for the FTC matter, bringing the total accrual to $2.5 million. For the third quarter 2010, the Company recorded restructuring charges related to the closing of the Deerfield Beach office housing our former Premium Asset Recovery Corporation (“PARC”) subsidiary and a gain on the sale of healthcare receivables, which resulted in a combined impact of $(0.02) per fully diluted share before income taxes. The Company also recorded a tax benefit as part of dissolving PARC of $0.18 per fully diluted share. Excluding these items impacting comparability, earnings per fully diluted share would have increased to $0.14 in the third quarter of 2011 from $(0.02) in the third quarter of 2010.

Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Adjusted EBITDA”) was $41.7 million, a 23.2% increase from $33.9 million in the third quarter of 2010.

Asset Acceptance Third Quarter 2011 Results

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During the third quarter of 2011, the Company invested $38.5 million to purchase charged-off consumer debt portfolios with a face value of $1.3 billion, for a blended rate of 2.91%. This compares to the prior-year third quarter, when the Company invested $41.1 million to purchase consumer debt portfolios with a face value of $1.2 billion, for a blended rate of 3.51% of face value. All purchase data is adjusted for buybacks.

Rion Needs, President and CEO of Asset Acceptance Capital Corp., commented: “Following considerable growth during the first half of the year, the Company delivered significant year-over-year operating results, including double digit growth in cash collections, purchased receivable revenue and Adjusted EBITDA. Importantly, we are beginning to experience the full impact of the strategic initiatives implemented to enhance cost structure and streamline the business, which served to reduce operating costs and drive revenue growth. Critical to our strong performance has been the continued adoption and implementation of enhanced analytics throughout our operations and the evolution and utilization of our Cogent platform. As a result, we enter the fourth quarter with considerable momentum in nearly every aspect of our business.”

On November 1, 2011, the company announced the closure of its San Antonio, Texas collection office, which is expected to favorably impact Adjusted EBITDA by approximately $2.5 million annually.

Discussions regarding the FTC matter remain ongoing. The Company and its counsel continue to seek to resolve the matter and the Company believes it is nearing a final resolution. Although no assurances can be given as to the timing or terms of a final resolution, the Company believes it would include a consent decree that will, among other things, require additional disclosures to consumers and a monetary penalty. The Company believes that the resolution of this matter will not have a material adverse effect on its business.

First Nine Months 2011 Financial Highlights

For the nine-month period ended September 30, 2011, the Company reported cash collections of $267.9 million compared to cash collections of $252.3 million in the first nine months of 2010, an increase of 6.2%. Excluding collections on healthcare portfolios, which were sold in the third quarter of 2010, collections increased 7.6% for the first nine months of 2011.

Total revenues in the first nine months of 2011 were $161.7 million compared to $150.9 million in the prior year. Revenue on purchased receivables was $160.8 million during the first nine months of 2011, an increase of $11.8 million from the prior year. The Company reported net impairment reversals of $3.7 million on purchased receivables versus net impairment reversals of $1.6 million in the prior year period.

Total operating expenses in the first nine months of 2011 were $139.9 million, a decline of $3.2 million or 2.2% and an improvement of 450 basis points as a percentage of cash collections when compared to the year earlier period.

Net income for the nine months of 2011 was $7.8 million, or $0.25 per fully diluted share, compared to net income of $5.4 million, or $0.17 per fully diluted share, in the same period of 2010.

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For the nine months of 2011, Adjusted EBITDA was $134.5 million, a 16.0% increase from $115.9 million in the first nine months of 2010.

During the first nine months of 2011, the Company invested $134.3 million to purchase charged-off consumer debt portfolios with a face value of $4.2 billion, for a blended rate of 3.24% of face value. This compares to the prior-year nine month period, when the Company invested $119.2 million to purchase consumer debt portfolios with a face value of $3.5 billion, for a blended rate of 3.42%. All purchase data is adjusted for buybacks.

Please refer to Supplemental Financial Data beginning on page six for additional information about the Company’s financial results for the three and nine months ended September 30, 2011 and prior year periods. In addition, please see a reconciliation of net income according to Generally Accepted Accounting Principles (“GAAP”) to Adjusted EBITDA on page 13.

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Third Quarter 2011 Earnings Conference Call

Asset Acceptance Capital Corp. will host a conference call at 4:30 p.m. Eastern today to discuss these results and current business trends. To listen to a live webcast of the call and access the presentation, please go to the investor section of the Company’s web site at www.AssetAcceptance.com. A replay of the webcast will be available until November 1, 2012.

About Asset Acceptance Capital Corp.

For more than 45 years, Asset Acceptance has provided credit originators, such as credit card issuers, consumer finance companies, retail merchants, utilities and others an efficient alternative in recovering defaulted consumer debt. For more information, please visit www.AssetAcceptance.com.

Asset Acceptance Capital Corp. Safe Harbor Statement

This press release contains certain statements, including the Company’s plans and expectations regarding its operating strategies, charged-off receivables, collections and costs, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include reference to the Company’s presentations and webcasts. These forward-looking statements reflect the Company’s views, expectations and beliefs at the time such statements were made with respect to such matters, as well as the Company’s future plans, objectives, events, portfolio purchases and pricing, collections and financial results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that make the timing, extent, likelihood and degree of occurrence of these matters difficult to predict. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “could,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements.

There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. These Risk Factors include the Risk Factors discussed under “Item 1A Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and in other SEC filings, in each case under a section titled “Risk Factors” or similar headings and those discussions regarding risk factors as well as the discussion of forward-looking statements in such sections are incorporated herein by reference. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Factors that could affect our results and cause them to materially differ from those contained in the forward-looking statements include the following:

•	our ability to maintain existing, and to secure additional financing on acceptable terms;

•	failure to comply with government regulation, including our ability to successfully conclude the on-going FTC matter;

•	our ability to purchase charged-off receivable portfolios on acceptable terms and in sufficient amounts;

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•

a decrease in collections if changes in or enforcement of debt collection laws impair our ability to collect, including any unknown ramifications from the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	the costs, uncertainties and other effects of legal and administrative proceedings impacting our ability to collect on judgments in our favor;

•	ongoing risks of litigation in our litigious industry, including individual and class actions under consumer credit, collections and other laws;

•	a decrease in collections as a result of negative attention or news regarding the debt collection industry and debtors’ willingness to pay the debt we acquire;

•	instability in the financial markets and continued economic weakness limiting our ability to access capital and to acquire and collect on charged-off receivable portfolios;

•	concentration of a significant portion of our portfolio purchases during any period with a small number of sellers;

•	our ability to respond to changes in technology to remain competitive;

•	our ability to substantiate our application of tax rules against examinations and challenges made by tax authorities;

•

our ability to make reasonable estimates of the timing and amount of future cash receipts and assumptions underlying the calculation of the net impairment charges or IRR increases for purposes of recording purchased receivable revenues;

•	our ability to collect sufficient amounts from our purchases of charged-off receivable portfolios;

•	our ability to diversify beyond collecting on our purchased receivables portfolios into ancillary lines of business;

•	our ability to successfully hire, train, integrate into our collections operations and retain in-house account representatives;

•	our ability to acquire and to collect on charged-off receivable portfolios in industries in which we have little or no experience;

•	any significant and unanticipated changes in circumstances leading to goodwill impairment could adversely impact earnings and reduce our net worth; and

•	other unanticipated events and conditions that may hinder our ability to compete.

Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company expressly disclaims any obligation to update, amend or clarify forward-looking statements.

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Supplemental Financial Data

Items Impacting Comparability

The table below shows the statement of operations impact of the actions taken in the third quarter of 2010 to exit the healthcare accounts receivable purchase and collection activities conducted by PARC, dissolve the PARC subsidiary and close the Deerfield Beach collection office. These actions include a gain on sale of healthcare receivables, restructuring charges and income tax benefit. The income tax benefit includes a worthless stock deduction for the investment in PARC and the tax recognition of a write-off of intercompany advances, partially offset by a valuation allowance related to PARC deferred tax assets. The gain on sale of receivables and restructuring charges are not considered non-recurring, infrequent or unusual items. However, we believe this information is useful to identify the impact of charges recorded in 2010.

The statement of operations impact of the PARC actions was, as follows:

	Three Months Ended September 30, 2010			Nine Months Ended September 30, 2010
($ in millions, except earnings per share)	Statement of Operations	PARC Impact	Adjusted Statement of Operations	Statement of Operations	PARC Impact	Adjusted Statement of Operations
Total revenue (1)	$48.5	$0.5	$48.0	$150.9	$0.5	$150.4
Operating expenses (2)	48.0	1.2	46.8	143.1	1.2	141.9

Income (loss) from operations	0.5	(0.7)	1.2	7.8	(0.7)	8.5
Other expense	(3.0)	—	(3.0)	(8.4)	—	(8.4)

(Loss) income before income taxes	(2.5)	(0.7)	(1.8)	(0.6)	(0.7)	0.1
Income tax benefit	(6.7)	(5.5)	(1.2)	(6.0)	(5.5)	(0.5)

Net income (loss)	$4.2	$4.8	$(0.6)	$5.4	$4.8	$0.6

Fully diluted earnings per share	$0.14	$0.16	$(0.02)	$0.17	$0.16	$0.01

(1)	Impact includes an adjustment for the gain on sale of healthcare receivables.
(2)	Impact includes an adjustment for restructuring charges, including a non-cash impairment of trademark and trade names of $0.8 million.

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Quarterly trends for certain financial metrics are shown in the table below.

(Unaudited, $ in Millions, except collections per account representative)	Q3 ‘11	Q2 ‘11	Q1 ‘11	Q4 ‘10	Q3 ‘10
Total revenues	$56.6	$54.7	$50.4	$47.5	$48.5
Cash collections	$87.4	$89.2	$91.3	$76.5	$78.9
Operating expenses to cash collections	55.5%	51.1%	50.3%	70.8%	60.9%
Call center collections	$48.2	$48.4	$51.7	$41.7	$43.7
Legal collections	$39.2	$40.8	$39.6	$34.8	$35.2
Amortization rate	35.6%	39.0%	45.2%	38.9%	40.0%
Core amortization (1)	41.6%	45.7%	52.8%	44.8%	46.2%
Collections on fully amortized portfolios	$12.6	$13.1	$13.2	$10.1	$10.6
Investment in purchased receivables (2)	$38.5	$49.4	$46.4	$16.8	$41.1
Face value of purchased receivables (2)	$1,321.5	$1,600.8	$1,227.8	$297.2	$1,172.1
Average cost of purchased receivables (2)	2.91%	3.09%	3.78%	5.65%	3.51%
Number of purchased receivable portfolios	31	39	37	19	34
Collections per account representative FTE (3)	$42,135	$41,419	$50,607	$40,762	$41,217
Average account representative FTE’s (3)	648	655	639	679	807

(1)	The core amortization rate is calculated as total amortization divided by collections on non-fully amortized portfolios.
(2)	All purchase data is adjusted for buybacks.
(3)	Historical information has not been adjusted for the 2010 collection center closings.

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The following table summarizes purchased receivable revenues and amortization rates by year of purchase:

	Three months ended September 30, 2011
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments (Reversals)	Zero Basis Collections
2005 and prior	$12,851,763	$12,121,177	N/M	N/M	$(1,228,100)	$10,282,392
2006	6,458,530	4,176,153	35.3%	11.27%	(1,155,000)	634,018
2007	8,804,890	4,353,546	50.6	5.14	(350,000)	250,263
2008	11,593,862	6,374,200	45.0	5.45	—	1,448,771
2009	16,156,896	9,550,306	40.9	5.67	—	11,734
2010	18,249,572	9,280,467	49.1	3.11	—	—
2011	13,322,377	10,438,718	21.6	3.26	—	—

Totals	$87,437,890	$56,294,567	35.6%	5.42%	$(2,733,100)	$12,627,178

	Three months ended September 30, 2010
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments (Reversals)	Zero Basis Collections
2004 and prior	$11,434,838	$10,052,273	N/M	N/M	$120,942	$8,794,343
2005	2,940,541	2,022,671	31.2%	12.58%	(514,400)	645,031
2006	7,661,203	4,602,803	39.9	6.84	(260,000)	800,988
2007	11,043,083	5,894,024	46.6	4.02	—	318,613
2008	14,650,321	6,553,089	55.3	3.30	—	16,415
2009	19,690,261	10,728,208	45.5	3.94	—	—
2010	11,440,679	7,470,209	34.7	2.77	—	—

Totals	$78,860,926	$47,323,277	40.0%	4.79%	$(653,458)	$10,575,390

	Nine months ended September 30, 2011
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments (Reversals)	Zero Basis Collections
2005 and prior	$41,869,974	$37,104,776	N/M	N/M	$(3,367,100)	$31,083,506
2006	20,279,215	12,713,065	37.3%	9.61%	(2,705,800)	2,109,765
2007	29,072,113	13,449,001	53.7	4.49	117,000	863,639
2008	37,871,244	19,602,641	48.2	4.84	—	4,812,507
2009	54,729,671	29,209,017	46.6	5.04	2,304,000	11,734
2010	60,288,455	30,236,967	49.8	3.06	—	—
2011	23,783,710	18,441,263	22.5	3.30	—	—

Totals	$267,894,382	$160,756,730	40.0%	5.33%	$(3,651,900)	$38,881,151

	Nine months ended September 30, 2010
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments (Reversals)	Zero Basis Collections
2004 and prior	$41,640,745	$35,665,226	N/M	N/M	$258,711	$30,279,570
2005	12,194,237	7,510,169	38.4%	12.20%	(1,668,200)	2,548,443
2006	29,280,864	16,460,687	43.8	6.80	(209,000)	3,455,446
2007	39,139,208	20,415,995	47.8	4.10	—	2,056,216
2008	49,656,047	22,895,100	53.9	3.37	—	228,077
2009	62,999,170	34,128,022	45.8	3.76	—	762,128
2010	17,380,058	11,961,498	31.2	2.77	—	—

Totals	$252,290,329	$149,036,697	40.9%	5.16%	$(1,618,489)	$39,329,880

(1)	“N/M” indicates that the calculated percentage is not meaningful.
(2)	The monthly yield is the weighted-average yield determined by dividing purchased receivable revenues recognized in the period by the average of the beginning monthly carrying values of the purchased receivables for the period presented.

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Purchased Receivable Revenues

The table below shows components of revenue from purchased receivables, the amortization rate and the core amortization rate. We use the core amortization rate to monitor performance of pools with remaining balances, and to determine if impairments, impairment reversals, or yield increases should be recorded. Core amortization trends may identify over or under performance compared to forecasts for pools with remaining balances.

The following factors contributed to the change in amortization rates from the prior year:

•

total amortization remained relatively flat during the third quarter compared to the same period in 2010 while total amortization as a percentage of collections decreased. The decrease is primarily attributable to the increase in purchased receivable impairment reversals and higher collections from fully amortized pools. Total amortization was higher while the amortization rate declined for the first nine months of 2011 compared to the same period in 2010. The decline in the amortization rate was the result of higher net impairment reversals offset in part by slightly lower zero basis collections. Portfolio balances that amortize too slowly in relation to current or expected collections may lead to impairments. If portfolio balances amortize too quickly and we expect collections to continue to exceed expectations, previously recognized impairments may be reversed, or if there are no impairments to reverse, assigned yields may increase;

•

amortization of receivable balances increased in both the third quarter and first nine months of 2011 as compared to the same periods of 2010. The increases are a result of higher average balances of purchased receivables and higher collections on amortizing pools;

•

higher zero basis collections in the third quarter of 2011 compared to the same period in 2010, reduced the amortization rate because 100% of these collections are recorded as revenue and do not contribute towards portfolio amortization. The nine month period in 2011 had lower zero basis collections compared to the same period in 2010, which increased the amortization rate; and

•

net impairment reversals are recorded as a reduction to amortization, and decrease the amortization rate, while net impairments have the opposite effect. Higher net impairment reversals for the three and nine month periods of 2011 decreased total amortization and the amortization rate compared to the prior year periods.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	2011	2010	2011	2010
Cash collections:
Collections on amortizing pools	$74.8	$68.3	$229.0	$213.0
Zero basis collections	12.6	10.6	38.9	39.3

Total collections	$87.4	$78.9	$267.9	$252.3

Amortization:
Amortization of receivables balances	$33.5	$32.0	$109.0	$103.4
Reversals of impairments	(2.7)	(0.9)	(6.5)	(2.2)
Impairments	—	0.2	2.8	0.6
Cost recovery amortization	0.3	0.3	1.8	1.5

Total amortization	$31.1	$31.6	$107.1	$103.3

Purchased receivable revenues, net	$56.3	$47.3	$160.8	$149.0

Amortization rate	35.6%	40.0%	40.0%	40.9%

Core amortization rate (1)	41.6%	46.2%	46.8%	48.5%

(1)	The core amortization rate is calculated as total amortization divided by collections on non-fully amortized portfolios.

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ASSET ACCEPTANCE CAPITAL CORP.

Consolidated Statements of Operations

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Revenues
Purchased receivable revenues, net	$56,294,567	$47,323,277	$160,756,730	$149,036,697
Gain on sale of purchased receivables	—	532,694	—	857,542
Other revenues, net	318,965	611,847	943,210	1,043,094

Total revenues	56,613,532	48,467,818	161,699,940	150,937,333

Expenses
Salaries and benefits	16,943,855	18,452,516	51,702,960	56,618,137
Collections expense	26,089,521	23,278,032	73,828,877	70,543,422
Occupancy	1,465,568	1,722,573	4,302,259	5,171,854
Administrative	3,155,217	2,113,567	7,190,614	6,056,546
Restructuring charges	—	1,255,759	—	1,255,759
Depreciation and amortization	944,118	1,168,685	2,994,633	3,477,396
(Gain) loss on disposal of equipment and other assets	(92,075)	(1,021)	(86,182)	4,522

Total operating expenses	48,506,204	47,990,111	139,933,161	143,127,636

Income from operations	8,107,328	477,707	21,766,779	7,809,697
Other income (expense)
Interest expense	(2,631,787)	(2,997,391)	(7,932,278)	(8,514,493)
Interest income	152	60	283	1,473
Other	476	14,862	(1,640)	70,425

Income (loss) before income taxes	5,476,169	(2,504,762)	13,833,144	(632,898)
Income tax expense (benefit)	2,405,567	(6,751,024)	6,018,137	(6,010,134)

Net income	$3,070,602	$4,246,262	$7,815,007	$5,377,236

Weighted-average number of shares:
Basic	30,781,016	30,703,735	30,752,965	30,685,659
Diluted	30,843,313	30,741,207	30,834,889	30,753,953
Earnings per common share outstanding:
Basic	$0.10	$0.14	$0.25	$0.18
Diluted	$0.10	$0.14	$0.25	$0.17

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ASSET ACCEPTANCE CAPITAL CORP.

Consolidated Statements of Financial Position

	September 30, 2011	December 31, 2010
	(Unaudited)
ASSETS

Cash	$7,813,332	$5,635,503
Purchased receivables, net	348,086,909	321,318,255
Income taxes receivable	351,350	3,760,731
Property and equipment, net	12,394,080	13,055,723
Goodwill	14,323,071	14,323,071
Other assets	5,741,177	5,680,237

Total assets	$388,709,919	$363,773,520

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Accounts payable	$2,844,040	$2,958,214
Accrued liabilities	18,040,444	25,178,707
Income taxes payable	1,067,336	1,407,794
Notes payable	173,634,956	157,259,956
Capital lease obligations	137,232	202,479
Deferred tax liability, net	59,261,199	52,863,654

Total liabilities	254,985,207	239,870,804

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized; issued shares — 33,334,281 and 33,248,915 at September 30, 2011 and December 31, 2010, respectively	333,343	332,489
Additional paid in capital	150,510,589	149,438,202
Retained earnings	24,953,092	17,138,085
Accumulated other comprehensive loss, net of tax	(640,057)	(1,680,370)
Common stock in treasury; at cost, 2,649,729 and 2,627,339 shares at September 30, 2011 and December 31, 2010, respectively	(41,432,255)	(41,325,690)

Total stockholders’ equity	133,724,712	123,902,716

Total liabilities and stockholders’ equity	$388,709,919	$363,773,520

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ASSET ACCEPTANCE CAPITAL CORP.

Consolidated Statements of Cash Flows

(Unaudited)

	Nine months ended September 30,
	2011	2010
Cash flows from operating activities
Net income	$7,815,007	$5,377,236
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,994,633	3,477,396
Amortization of deferred financing costs	1,062,123	931,396
Deferred income taxes	5,783,570	(2,645,451)
Share-based compensation expense	1,073,241	972,500
Net reversal of purchased receivables impairments	(3,651,900)	(1,618,489)
Non-cash revenue	(129)	(10,990)
(Gain) loss on disposal of equipment and other assets	(86,182)	57,946
Gain on sale of purchased receivables	—	(857,542)
Impairment of assets	—	812,400
Changes in assets and liabilities:
(Increase) decrease in other assets	(862,185)	37,367
(Decrease) increase in accounts payable and other accrued liabilities	(5,452,798)	586,919
Increase (decrease) in income taxes payable, net	3,068,923	(3,490,089)

Net cash provided by operating activities	11,744,303	3,630,599

Cash flows from investing activities
Investment in purchased receivables, net of buybacks	(133,906,306)	(120,871,744)
Principal collected on purchased receivables	110,789,681	104,883,111
Proceeds from sale of purchased receivables	—	1,375,736
Purchase of property and equipment	(2,491,159)	(1,956,267)
Payments made for asset acquisition	—	(793,750)
Proceeds from sale of property and equipment	99,000	5,255

Net cash used in investing activities	(25,508,784)	(17,357,659)

Cash flows from financing activities
Borrowings under notes payable	113,200,000	98,300,000
Repayments of notes payable	(96,825,000)	(83,387,558)
Payment of deferred financing costs	(260,878)	(775,808)
Payments on capital lease obligations	(65,247)	(55,706)
Purchase of treasury shares	(106,565)	(48,519)

Net cash provided by financing activities	15,942,310	14,032,409

Net increase in cash	2,177,829	305,349
Cash at beginning of period	5,635,503	4,935,248

Cash at end of period	$7,813,332	$5,240,597

Supplemental disclosure of cash flow information
Cash paid for interest, net of capitalized interest	$6,909,686	$7,844,446
Net cash (received) paid for income taxes	(2,817,694)	125,406
Non-cash investing and financing activities:
Change in fair value of interest rate swap liability	1,654,289	1,303,522
Change in unrealized loss on cash flow hedge, net of tax	(1,040,313)	(765,187)
Change in purchased receivable obligations	—	(2,399,832)

Asset Acceptance Third Quarter 2011 Results

Page 13 of 13 ~

Reconciliation of GAAP Net Income to Adjusted EBITDA (Unaudited)

This press release includes a discussion of “Adjusted EBITDA,” which is a non-GAAP financial measure. The Company defines Adjusted EBITDA as net income plus (a) the provision for income taxes, (b) interest expense, net, (c) depreciation and amortization, (d) share-based compensation, (e) gain or loss on sale of assets, net, (f) non-cash restructuring charges and impairment of assets, (g) purchased receivables amortization, and (h) in accordance with the Company’s credit facilities, certain FTC related charges.

The Company believes this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to the most directly comparable GAAP financial measure, provide a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA for planning purposes, including the preparation of internal budgets and forecasts; in communications with the Board of Directors, stockholders, analysts and investors concerning its financial performance; as a key component in management’s annual incentive compensation plan; and as a measure of operating performance for the financial covenants in the Company’s amended credit agreement. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies in its industry.

Adjusted EBITDA, which is a non-GAAP financial measure, should not be considered an alternative to, or more meaningful than, net income prepared on a GAAP basis. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare this financial measure with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measure should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The Company provided the following table which reconciles GAAP net income, as reported, to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net income	$3,070,602	$4,246,262	$7,815,007	$5,377,236
Adjustments:
Income tax expense (benefit)	2,405,567	(6,751,024)	6,018,137	(6,010,134)
Interest expense, net	2,631,635	2,997,331	7,931,995	8,513,020
Depreciation and amortization	944,118	1,168,685	2,994,633	3,477,396
Share-based compensation	289,581	274,056	1,073,241	972,500
Gain on sale of assets, net	(92,075)	(480,291)	(86,182)	(799,596)
Impairment of assets	—	812,400	—	812,400
Purchased receivables amortization	31,143,323	31,537,649	107,137,652	103,253,632
FTC related charges	1,354,633	84,452	1,597,560	303,589

Adjusted EBITDA	$41,747,384	$33,889,520	$134,482,043	$115,900,043